EXHIBIT 99.2

ZARTIC, INC.

FINANCIAL REPORT

JANUARY 1, 2005

ZARTIC, INC.

FINANCIAL REPORT

JANUARY 1, 2005

TABLE OF CONTENTS

Page
INDEPENDENT AUDITOR’S REPORT	1

FINANCIAL STATEMENTS

Balance sheet	2
Statements of operations	3
Statements of comprehensive loss	4
Statements of stockholders’ deficit	5
Statements of cash flows	6 - 7
Notes to financial statements	8-23

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

Zartic, Inc.

Rome, Georgia

We have audited the accompanying balance sheet of Zartic, Inc. as of January 1, 2005 and the related statements of operations, comprehensive loss, stockholders’ deficit and cash flows for the years ended January 1, 2005 and January 3, 2004.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zartic, Inc. as of January 1, 2005 and the results of its operations and its cash flows for the years ended January 1, 2005 and January 3, 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ Mauldin & Jenkins, LLC

Atlanta, Georgia

March 9, 2005, except for Notes 1, 6 and 7 as to which the date is May 23, 2005, and Note 14 as to which the date is December 11, 2006

ZARTIC, INC.

BALANCE SHEET

JANUARY 1, 2005

ASSETS	2004
CURRENT ASSETS
Cash	$88,793
Trade receivables, less allowance for doubtful
accounts of $217,644	12,453,103
Accounts receivable, affiliates	1,275,400
Inventories	14,160,859
Prepaid expenses and other current assets	628,494

Total current assets	28,606,649

LONG-TERM RECEIVABLES AND OTHER ASSETS
Cash value of life insurance	1,053,364
Notes receivable, officers and employees	442,986
Other assets	785,484
2,281,834
PROPERTY, PLANT AND EQUIPMENT

Used in operations
Land	207,550
Buildings and improvements	6,393,949
Machinery and equipment, including assets acquired
under capital leases of $3,628,114	35,304,633
Transportation equipment	214,741
Leasehold improvements	8,755,664
Construction in process	212,479
51,089,016
Less accumulated depreciation, including amounts
applicable to assets acquired under capital leases
of $2,793,365	31,497,597
19,591,419

INTANGIBLE ASSETS
Trademarks and patents, at cost, less accumulated
amortization of $70,181	188,892

TOTAL ASSETS	$50,668,794

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Current maturities of long-term debt	$1,867,098
Current maturities of long-term debt, affiliates	169,941
Accounts payable	17,358,907
Accounts payable, affiliates	1,763,840
Excess of outstanding checks over bank balance	2,075,588
Accrued expenses and other current liabilities	2,621,344
Revolving credit agreements	17,238,735

Total current liabilities	43,095,453

LONG-TERM DEBT
Long-term debt, less current maturities, affiliates	883,353
Long-term debt, less current maturities	7,822,906
8,708,259
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Common stock:
Class A, voting, $1 par value; authorized 100,000
shares; issued and outstanding 6,674 shares	6,674
Class B, nonvoting, $1 par value; authorized
1,900,000 shares; issued and outstanding
126,806 shares	126,806
Additional paid-in capital	630,980
Accumulated deficit	(1,904,686)
Accumulated other comprehensive income -
change in market value of swap agreement	7,308
(1,132,918)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$50,668,794

See notes to Financial Statements.

ZARTIC, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED JANUARY 1, 2005 AND JANUARY 3, 2004

	2004	2003
Net sales	$164,707,237	$135,156,619

Cost of goods sold	138,510,428	111,279,488

Gross profit	26,196,809	23,877,131

Operating (income) expenses:
Selling	9,574,067	9,381,735
General and administrative	6,089,881	6,012,758
Warehouse and delivery	9,684,450	8,939,583
Other	(156,965)	(96,518)
	25,191,433	24,237,558

Net operating profit (loss)	1,005,376	(360,427)

Financial income (expense):
Interest income	4,221	541
Interest expense	(1,896,981)	(1,698,836)
Other non-operating expense	(22,308)	(33,001)
	(1,915,068)	(1,731,296)

Net loss	$(909,692)	$(2,091,723)

See Notes to Financial Statements.

ZARTIC, INC.

STATEMENTS OF COMPREHENSIVE LOSS

FOR THE YEARS ENDED JANUARY 1, 2005 AND JANUARY 3, 2004

	2004	2003
Net loss	$(909,692)	$(2,091,723)

Other comprehensive income (loss):
Change in fair market value of interest rate swap agreement	119,611	(112,303)

Comprehensive loss	$(790,081)	$(2,204,026)

See Notes to Financial Statements.

ZARTIC, INC.

STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED JANUARY 1, 2005 AND JANUARY 3, 2004

					Accumulated
					Other
					Comprehensive
					Income
					Change in
	Common Stock		Additional	Retained	market value
	Class A	Class B	Paid-In-	Earnings	of swap
	(Voting)	(Non-voting)	Capital	(deficit)	agreement	Total

Balance, December 28, 2002	$6,674	$126,806	$476,449	$1,159,376	$—	$1,769,305
Net loss	—	—	—	(2,091,723)	—	(2,091,723)
Contributions	—	—	154,531	—	—	154,531
Distributions	—	—	—	(62,647)	—	(62,647)
Other comprehensive loss	—	—	—	—	(112,303)	(112,303)
Balance, January 03, 2004	6,674	126,806	630,980	(994,994)	(112,303)	(342,837)
Net loss	—	—	—	(909,692)	—	(909,692)
Other comprehensive income	—	—	—	—	119,611	119,611
Balance, January 01, 2005	$6,674	$126,806	$630,980	$(1,904,686)	$7,308	$(1,132,918)

See Notes to Financial Statements.

ZARTIC, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED JANUARY 1, 2005 AND JANUARY 3, 2004

	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(909,692)	$(2,091,723)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities
Depreciation and amortization	2,623,888	2,429,490
Provision for doubtful accounts	(2,930)	(158,575)
Reserve for obsolete inventory	—	(50,000)
Loss on sale of property	22,308	33,001
Changes in assets and liabilities:
Increase in trade receivables	(881,636)	(3,567,141)
Increase in accounts receivable, affiliates	(208,727)	(95,163)
Increase in inventories	(3,413,903)	(2,097,116)
Increase in accounts payable, accrued
expenses and other current liabilities	2,168,007	2,859,763
Increase (decrease) in accounts payable, affiliates	1,247,510	(63,615)
Increase (decrease) in excess of outstanding checks over bank balance	422,261	(2,883)
Other prepaids, deferrals and accruals, net	(216,892)	(287,962)

Net cash provided by (used in) operating activities	850,194	(3,091,924)

CASH FLOWS FROM INVESTING ACTIVITIES
Increase in cash surrender value of life insurance policies	(39,298)	(91,014)
Advances to officers and employees	(56,500)	(344,506)
Repayments by officers and employees	—	2,830
Purchase of property, plant and equipment	(2,898,882)	(3,262,663)
Proceeds from sale of property, plant and equipment	3,271	30

Net cash used in investing activities	(2,991,409)	(3,695,323)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase in loan costs	(68,524)	—
Net borrowings on revolving credit agreements	4,577,737	6,761,836
Proceeds from long-term debt	4,485,031	4,572,589
Principal payments on long-term debt, including
capital lease obligations	(6,887,923)	(4,447,510)
Shareholder distributions	—	(62,647)

Net cash provided by financing activities	$2,106,321	$6,824,268

ZARTIC, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED JANUARY 1, 2005 AND JANUARY 03, 2004

	2004	2003

Net increase (decrease) in cash	$(34,894)	$37,021
Cash:
Beginning balance	123,687	86,666

Ending balance	$88,793	$123,687

SUPPLEMENTAL DISCLOSURES OF CASH
FLOW INFORMATION
Cash payments for:
Interest	$1,671,217	$1,528,205

NON-CASH TRANSACTIONS
Capital lease obligations incurred for the use of equipment	$—	$30,983

Equipment acquired by shareholder
additional paid-in-capital	$—	$154,531

Change in fair market value of interest rate swap agreement	$119,611	$(112,303)

See Notes to Financial Statements.

ZARTIC, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1.                NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and financial condition:

As shown in the accompanying financial statements, Zartic, Inc. (the “Company” or “Zartic”) has incurred recurring net losses, and as of January 1, 2005, the Company’s current liabilities exceeded its current assets by approximately $14,500,000 and its total liabilities exceeded its total assets by approximately $1,133,000.  Management has identified several items that contributed to the losses during those periods.

During fiscal 2004, two primary issues arose that led to the company’s loss for the year.  First, from early spring until mid-summer, the Company endured an unprecedented rise in poultry prices that depressed margins during that time period.  Second, increased USDA testing requirements in the Cedartown facility led to significant downtime and reduced plant efficiency from July through the remainder of the year.

From a margin standpoint, the Company raised prices during the second half of 2004 and poultry costs receded somewhat from the all time high levels.  Margins improved through the second half of 2004, returning to normal levels by the beginning of 2005.  Prices were again adjusted at the beginning of 2005 to offset rising beef costs allowing the Company to maintain good margins during the first quarter of 2005.

To correct the Cedartown issue, the production facility has undergone significant renovations over the last six months of 2004 and the first three months of 2005 to eliminate the need for the stringent USDA testing requirements.  Also, a new plant manager was hired as well as a new maintenance manager to further bolster the efforts.  Over $4,300,000 has been spent in capital expenditures and maintenance parts at the Cedartown facility from January 2004 through March 2005.

The improvement in pricing relative to the market prices of beef and poultry should provide a significant increase in operating profit for 2005.  Additionally, the Cedartown facility has returned to full production, reducing manufacturing costs to prior levels, which will provide further improvement to operating profits in 2005.

The Company has taken steps to decrease the seasonality that results from a concentration of school volume that mirrors the normal school calendar.  During 2004, the Company’s sales volume grew by over 11,000,000 pounds for a growth rate of 13.3%.  The growth is attributed to non-school segments, primarily military, which are non-seasonal.  As such, the Company anticipates a reduced impact of seasonality in 2005.

The Company’s primary lender reviewed the Company’s plans and progress and, as a result, executed an Amended and Restated Loan Agreement dated April 12, 2005 that raised the credit limit on the revolving credit agreement from $19,000,000 to $21,000,000 and raised the inventory sub-limit from $7,500,000 to $10,000,000.  Additionally, the primary lender executed a letter dated May 23, 2005 that provides that the Company’s borrowing base shall be increased by $2,500,000 until September 30, 2005 to provide additional funds to the Company during the summer period.   Seasonal increases in sales, attributable to annual recurring school business, beginning in August and stretching though the remainder of the year will provide the cash flow necessary to repay the increased borrowing and as well as provide additional funds for other working capital needs.

The accompanying financial statements have been prepared based on the assumption the Company will continue as a going concern.  This assumption is based on Management’s representations, recent actions, and the future success of the Company’s plan.  However, Management cannot guarantee that the Company’s performance will be sustained and cash flows will be sufficient to meet its debt service requirements.  In the event of deterioration in cash flow and/or the inability to meet specified operating results, the primary lender could accelerate the Company’s debt repayment.  In such event, the Company would not have sufficient funds to pay the outstanding primary lender debt without liquidating certain assets and/or attracting other sources of capital.

Nature of business:

The Company is a processor of quick frozen, portion-controlled and further processed beef, pork and poultry products. Zartic sells nationwide and into Canada to over 1,100 food service and retail distributors, government agencies and chain accounts through its direct sales force and broker network.  The Company extends credit to its customers, all on an unsecured basis, on terms that it establishes for individual customers.

Significant accounting policies:

A summary of the Company’s significant accounting policies follows:

Fiscal year:

The Company’s fiscal year ends on the Saturday closest to the end of December each year.  The years ended January 1, 2005 and January 3, 2004 contained 52 and 53 weeks, respectively.

Revenue recognition:

Revenues are recorded generally when the Company’s products are shipped.

Shipping costs:

Shipping costs are included with “Warehouse and delivery” on the statements of operations.  For the years ended January 1, 2005 and January 3, 2004, shipping costs amounted to $6,331,546 and $6,015,862, respectively.

Allowance for doubtful accounts:

The allowance for doubtful accounts is recorded based on certain percentages of aged receivables, which are determined based on historical experience and management’s assessment of the general financial conditions affecting the Company’s customer base. If actual collections experience changes, revisions to the allowance may be required. There are a limited number of customers with individually large amounts due at any given balance sheet date. Any unanticipated change in one of those customer's credit worthiness or other matters affecting the collectibility of amounts due from such customers, could have a material affect on our results of operations in the period in which such changes or events occur. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

A summary of the activity in the allowance account for the year ended January 1, 2005 and January 3, 2004 is as follows:

	Bad Debts	Credit Memos	Total
Beginning Balance	$(211,505)	$(150,949)	$(362,454)
Amounts charged to expense	142,947	(124,740)	18,207
Write-offs	15,628	81,221	96,849

Balance, January 3, 2004	$(52,930)	$(194,468)	$(247,398)

Amounts charged to expense	(2,300)	(102,301)	(104,601)
Write-offs	5,230	129,125	134,355

Balance, January 1, 2005	$(50,000)	$(167,644)	$(217,644)

Inventories:

The Company values its inventories generally at the lower of cost (first-in, first-out method) or market. The Company employs a full absorption procedure using standard cost techniques. The standards are customarily reviewed and adjusted daily except for overhead which is adjusted periodically.

Property, plant and equipment:

Property, plant and equipment are stated at cost.  Depreciation amounted to $2,409,098 and $2,236,832 for the years ended January 1, 2005 and January 3, 2004, respectively. Depreciation is computed principally by the straight-line method over the following estimated useful lives:

•Building and improvements	10 - 40 years
•Machinery and equipment	5 - 10 years
•Transportation equipment	5 - 10 years
•Leasehold improvements	15 - 40 years

Leasehold improvements are depreciated over the shorter of the term of the lease or their estimated useful lives. The amortization expense on assets acquired under capital leases is included with depreciation expense on owned assets.

Intangible assets:

Trademarks and patents are amortized over 180 months.  Loan commitment fees are amortized over thirty-six months.  Intangible assets are amortized using the straight-line method.

Cash flow information:

For purposes of the statements of cash flows, the Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, to be cash equivalents. Balances may exceed the federally insured amounts.

Income tax status:

Effective with the eighteen month period beginning on July 2, 2000, the Company, with the consent of its stockholders, elected to be taxed under sections of federal and state income tax law, which provide that, in lieu of corporation income taxes, the stockholders will separately account for their pro rata shares of the Company’s income, deductions, losses, and credits.  As a result of the Tax Reform Act of 1986, the Company may be subject to income taxes at the maximum corporate rate if certain assets are sold at a gain for a 10-year period following the election.  Upon receipt of the approval of the election, the Company eliminated its net deferred tax assets.  One component of the deferred tax assets, general business and alternative minimum tax credits, is available to offset future corporate federal income taxes should the Company incur taxes related to the 10 year period following the above mentioned election.

Advertising:

The Company expenses the cost of advertising as incurred.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The significant estimates used to prepare these financial statements include the allowance for doubtful accounts and the reserve for obsolete inventory.  Actual results could differ from those estimates.

Reclassification of certain account balances:

Certain balances in the financial statements for the year ended January 3, 2004 have been reclassified, with no effect on net income, to be consistent with the classifications adopted for the fiscal year ended January 1, 2005.

NOTE 2.              INVENTORIES AND CHANGE IN ACCOUNTING PRINCIPLE

Inventories at the year ended January 1, 2005 were composed of the following:

2004

Finished goods	$9,427,959
Raw materials	1,709,094
Work in process	367,105
Packaging and supplies	2,756,701
14,260,859
Less reserve for obsolete inventory	(100,000)
$14,160,859

Commencing with the year ended January 3, 2004, the method of determining the cost of inventories was changed from the moving-average cost method to the first-in, first-out (FIFO) method for raw materials, work-in-process and finished goods.  The change was made because, in the opinion of the Company’s management, the statement of income would more closely report operations by matching costs with revenue.  Packaging and supplies remains at the lower of moving-average cost or market.

The cumulative effect of the change on the year ended January 3, 2004 and the pro forma amounts for the year ended December 28, 2002, had the newly adopted method been applied retroactively, have not been presented because it was not practical to determine the amount of the cumulative effect at the date of change in the method and the effect of the change on the prior year’s financial statements.  Accordingly, it has been assumed that the inventories at December 28, 2002, as determined under the lower of moving-average cost or market, is the same as the inventories at that date as determined under the FIFO method.

The use of the FIFO method had the effect of increasing the following items by the indicated amounts as compared to what they would have been under the moving-average cost method:

At January 3, 2004:

Inventories	$74,609
Retained earnings	$74,609
Net income	$74,609

NOTE 3.              TRADE RECEIVABLES AND NET SALES

A major customer of the Company is PWC Logistics of Suliybia, Kuwait. During the year ended January 1, 2005, net sales to this customer amounted to approximately $25,289,433. At January 1, 2005, the trade receivables include a balance of $2,249,091 due from PWC Logistics.

NOTE 4.              TRADEMARKS AND PATENTS

For the year ended January 1, 2005, Trademarks and patents consisted of the following:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

January 1, 2005:
Trademarks	$222,074	$78,554	$143,520
Patents	71,805	26,433	45,372
	$293,879	$104,987	$188,892

Amortization expense for the years ended January 1, 2005 and January 3, 2004 amounted to $12,148 and $10,155 for trademarks and $3,963 and $3,225 for patents, respectively.

NOTE 5.              LOAN COMMITMENT FEES

Loan commitment fees of $593,572 in the year ended January 1, 2005, net of accumulated amortization of $449,839 for January 1, 2005 are included in “Other assets” in the accompanying balance sheet.  Amortization expense for the years ended January 1, 2005 and January 3, 2004 amounted to $198,679 and $179,278.

NOTE 6.              REVOLVING CREDIT AGREEMENTS

The Company is indebted to a bank under a revolving credit agreement with a balance at January 1, 2005 of $17,238,735.

The agreement expires on December 18, 2007 with interest due monthly at the lender’s base rate.  Outstanding borrowings are collateralized by the following:

a.        A first lien on accounts receivable.

b.        A first lien on inventory.

c.                           A first lien on certain equipment, other than leased assets, and furniture and fixtures now owned and hereafter acquired.

d.                          The personal guarantee of owned real estate of the controlling stockholder.

Under the revolving credit agreement, the Company may borrow the lesser of 1) $19,000,000 net of any reserves deemed appropriate by the lender, or 2) up to 85% of the face value of eligible trade receivables plus the lesser of a) 60% of the cost of eligible meat product inventory, or b) $7,500,000 minus the any loans outstanding plus the lesser of c) 60% of the cost of eligible work-in-process meat product inventory, or d) $200,000 minus the letter of credit obligations and any reserves deemed appropriate by the lender.  At January 1, 2005, there was $1,761,265 available under the revolving credit agreement, which will be used to cover a portion of the outstanding checks in excess of bank balance presented in the balance sheet.  The Company must pay a commitment fee of .5% annually on the average daily unused portion minus the average daily undrawn amount of letters of credit and an administration fee of $1,000 per month.  Commencing on January 1, 2003, the Company paid the lender an up front fee in the amount of $175,000 in twelve monthly installments of $14,583.33.

In connection with the revolving credit agreement, the Company is required to adhere to various restrictive debt covenants including maintaining certain operating and performance ratios, limitations on capital additions, lease payments, the payment of dividends and achieving predetermined income levels.

Subsequent to year end, the Company entered into an amended and restated agreement with its primary lender, which will increase the borrowing capacity under the revolving credit agreement to the lesser of 1) $21,000,000 net of any reserves deemed appropriate by the lender, or 2) up to 85% of the face value of eligible trade receivables plus the lesser of a) 60% of the cost of eligible meat product inventory, or b) $10,000,000 minus the amount of any loans outstanding plus the lesser of c) 60% of the cost of eligible work-in-process meat product inventory, or d) $200,000 minus the letter of credit obligations and any reserves deemed appropriate by the lender.  The new agreement waived the covenant violations at year end and through April 2005, when new covenants become effective.

NOTE 7.                                              LONG-TERM DEBT

Long-term debt consisted of the following at January 1, 2005:

2004

Note payable to a bank due in 60 monthly installments of $123,900 plus interest at 3.4% plus an applicable margin ranging from 3.00% to 3.50% and a default margin of 2.00% (7.87% at January 1, 2005) subject to an interest rate swap agreement, matures on December 18, 2007, with remaining due of $3,566,000. Collateralized by certain property, cross-collateralized and subject to the covenants in the revolving credit agreement.	$8,019,092

Note payable to a bank due in 60 monthly installments equal to 1/60th of the total outstanding balance plus interest at the lender’s base rate (6.75% at, January 1, 2005), or the default rate. Advances on this note are made in amounts not less than $100,000 up to $1,500,000. Outstanding balance is due on December 18, 2007.	1,180,969

Note payable to a bank at the lender’s base rate +1% (6.25% at January 1, 2005) due in monthly installments of $2,335 plus interest. The remaining balance of $263,843 plus all unpaid interest is due January 2008.	347,903

Capitalized lease obligation discounted at 10.687%, due in monthly installments of $5,412 to June 2007.	142,040

Note payable to a related party at the lender’s base rate +1% (5.75% at January 1, 2005) due in 59 monthly installments of $8,165 plus interest. The remaining balance of $187,578 plus all unpaid interest is due December 2008.	481,518

Note payable to a related party at the lender’s base rate +1% (5.75% at January 1, 2005) due in 59 monthly installments of $5,998 plus interest. The remaining balance of $355,893 plus all unpaid interest is due December 2008.	571,776

10,743,298
Less current maturities	2,037,039
$8,706,259

Aggregate maturities of long-term debt at January 1, 2005 were as follows:

Fiscal year ending
2005	$2,037,039
2006	2,042,908
2007	5,856,038
2008	807,313
Total	$10,743,298

NOTE 8.                                              INTEREST RATE SWAP

The Company entered into interest rate swaps to lock in the interest cash outflows on its floating-rate debt.  The Company entered into an interest rate swap with a total notional amount of $8,150,300 at January 1, 2005.  This cash flow hedge changes the variable-rate interest on the Company’s term loan from bank to fixed-rate interest.  Under the terms of the swap (which expires in February 2008), the Company pays monthly a fixed interest rate of 3.4%.  The Company receives monthly the variable interest rate of LIBOR, based on a one-month interval.  The estimated fair value of this agreement at January 1, 2005 was an asset of approximately $7,308, which is included in long-term liabilities in the Company’s balance sheet.  This amount is subsequently reclassified into interest expense as a yield adjustment in the same period in which the related interest on the floating-rate debt obligation affects earnings.  As there are no differences between the critical terms of the interest rate swap and the hedged debt obligation, the Company assumes no ineffectiveness in the hedging relationship.

NOTE 9.                                              LEASES

At January 1, 2005, the Company is leasing an industrial broiler with an amortized cost of $331,594.  At January 1, 2005, the lease contains a bargain purchase option under which the Company may purchase the equipment for $101, upon payment in full of all rents.  The equipment and the related liability under capital lease was recorded at the present value of the future minimum lease payments due under the lease.

The Company has leased certain production facilities, machinery, equipment and transportation equipment under operating lease agreements which expire in various years through 2008.

Future minimum lease payments, by year and in the aggregate, under capital and operating leases are as follows:

Fiscal year ending	Capital Lease	Operating Leases
2005	$64,946	$615,040
2006	64,946	425,113
2007	32,473	298,229
2008 +	—	65,807
	162,365	$1,404,189
Less amount representing interest	(20,325)
Present value of net minimum lease payments	$142,040

The total rental expense related to the operating leases included in the statements of operations for the years ended January 1, 2005 and January 3, 2004 is $1,029,842 and $984,224, respectively.

NOTE 10.                                       RELATED PARTY TRANSACTIONS

The Company, Zar Tran, Inc. (“Zar Tran”), JEM Sales, Inc. (“JEM Sales”), 3M Brokerage, 3M Leasing and Systems Inventory Management Holding Company, Inc. (“SIMH”) are related parties under common ownership and control. Due to the nature of this relationship, transactions among the entities may not necessarily be consummated on terms that would have been obtained if the entities were autonomous.  SIMH owned 100% of three separate Systems Inventory Management Systems, Inc. (“SIMS”) entities.  As of the beginning of fiscal year 2004, the SIMS entities have been sold and will no longer be considered a related party.  As a result of the sale, the controlling shareholder has assumed responsibility for a $314,506 receivable originally due the Company from SIMS.  This amount is included in “Notes receivable, officers and employees” in the accompanying balance sheet.

The Company, Zar Tran, and JEM Sales are collectively insured by the same insurance policies for ongoing operations. The Company is billed for the total premium and in return bills the affiliated companies a pro rata share of the premium.  The Company was due $909,885 at January 1, 2005 from Zar Tran for insurance premiums. Likewise, the Company was due $293,216 at January 1, 2005 from JEM Sales for those same premiums.  The amounts are included in “Accounts receivable, affiliates” in the accompanying balance sheet.

At January 1, 2005 outstanding advances by the Company to JEM Sales for operations totaled $66,500.  Such amounts are included in “Accounts receivable, affiliates” in the accompanying balance sheet.

The Company has a contributory 401(k) profit sharing plan covering all employees of the Company, Zar Tran, and JEM Sales.  Relating to the plan, the Company was due $4,280 from Zar Tran and $1,519 from JEM Sales at January 1, 2005.  These amounts are included in “Accounts receivable, affiliates” in the accompanying balance sheet.

During the fiscal years ending January 1, 2005 and January 3, 2004, the Company incurred freight, backhaul and other miscellaneous charges with Zar Tran totaling approximately $6,377,440 and $6,203,387, respectively. Total amounts payable to Zar Tran were $701,378 at January 1, 2005. Such amount is included in “Accounts payable, affiliates” in the accompanying balance sheet.

JEM Sales obtained unsecured bank financing totaling $1,256,733 on January 15, 2003, which is due in full at its maturity on January 20, 2008. For no consideration, the Company agreed to guarantee the bank debt on behalf of JEM Sales so that it could obtain the loan. The Company can be required to perform on the guarantee only in the event of nonpayment of the debt by JEM Sales, Inc.  Management evaluates the Company’s exposure to loss at each balance sheet date and provides accruals for such as deemed necessary. No accruals were deemed necessary at January 1, 2005. The Company has recourse only to the loan balance of JEM Sales should the Company be required to perform under the guarantee, which was $996,864 as of January 1, 2005.

The Company purchases chemicals and other services from JEM Sales. During the fiscal years ending January 1, 2005 and January 3, 2004, the Company incurred expenses related to such purchases totaling approximately $1,007,841 and $989,477, respectively, of which $115,574 is due to JEM Sales at January 1, 2005.  Such amount is included in “Accounts payable, affiliates” in the accompanying balance sheet.

During the year ended January 1, 2005 and January 3, 2004, the Company advanced $56,500 and $30,000, respectively, to related party employees and officers.  Repayments received during the year ended January 3, 2004 were $2,830.  As of January 1, 2005 the balance of $128,480 is included in “Notes receivable, officers and employees” in the accompanying balance sheet.

The Company purchases raw materials from 3M Brokerage. During the fiscal year ending January 1, 2005, the Company incurred expenses related to such purchases totaling approximately $2,351,469 of which $946,889 was due to 3M Brokerage at January 1, 2005.  Such amounts are included in “Accounts payable, affiliates” in the accompanying balance sheet.

The Company leases a facility in Rome, Georgia, which includes its corporate office and a manufacturing plant, from the controlling stockholder under an operating lease.  The lease obligation is discussed in the lease footnote (Note 9).  Annual rentals under this lease agreement were $162,000 during both of the fiscal years ending January 1, 2005 and January 3, 2004, respectively.

During the year ended December 28, 2002, a related party created 3M Leasing to lease equipment to the Company.  The lease obligation is discussed in the lease footnote (Note 9).  The total expense for the years ended January 1, 2005 and January 3, 2004 was $85,971 and $57,314, respectively.

NOTE 11.                                       EMPLOYEE BENEFIT PLAN

The Company has a contributory 401(k) profit sharing plan covering all employees of the Company, Zar Tran and JEM Sales, subject to certain minimum age and service requirements. The Company did not make a contribution to the plan during the years ended January 1, 2005 and January 3, 2004, respectively, on behalf of its employees.

NOTE 12.                                       COMMITMENTS AND CONTINGENCIES

Lawsuits:

The nature of the business of the Company is such that the Company is sometimes involved in litigation. The Company is currently involved in litigation, the outcome of which, in the opinion of management, would not have a material affect on the financial statements.

Letters of credit:

At July 1, 2000, the Company was liable under letters of credit to reimburse various agencies in the event of the loss of donated foods provided to the Company for processing under the United States Department of Agriculture’s donated food program.  The letters of credit did not have an outstanding balance at January 1, 2005.

NOTE 13.                                       FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts receivable, accounts payable and other accrued expenses approximate their fair values due to the short-term nature of these financial instruments.  The carrying amount of the Company’s long-term debt, including current maturities, approximates fair value due to variable interest rates and/or short terms to maturity (see Note 8 regarding the fair value of the Company’s interest rate swap).

NOTE 14.                                       SUBSEQUENT EVENT

Effective December 11, 2006, pursuant to an Asset Purchase Agreement dated November 3, 2006, Pierre Foods, Inc. through its wholly-owned subsidiaries, Pierre Newco I, LLC and Pierre Newco II, LLC, acquired substantially all of the assets and assumed certain liabilities of Zartic, Inc. and Zar Tran, Inc., respectively, and acquired certain assets of their affiliates. The preliminary aggregate purchase price was approximately $91.6 million, which included $1.2 million of transaction costs incurred by Pierre Foods, Inc. The liabilities assumed by the buyers included, among other things, $4.1 million in capital lease obligations. An aggregate of $5.5 million of the cash portion of the purchase price was placed in escrow at the closing to satisfy certain indemnification and severance obligations of the Company.